CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered Debt Securities	Maximum Aggregate Offering Price $2,350,000,000	Amount of Registration Fee(1) $92,355.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
Pricing Supplement No. 195L, dated January 16, 2008 (To Prospectus dated October 16, 2007 and Prospectus Supplement dated November 1, 2007)	Rule 424(b)2 File No. 333-146731 CUSIP No. 46623E HU6

JPMORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series F

[ ]	Subordinated Medium Term Notes, Series A
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company:	$ 2,350,000,000 100% $ 2,350,000 $ 2,347,650,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC. Blaylock Robert Van, LLC Deutsche Bank Securities Inc.	$2,303,000,000 $ 23,500,000 $ 23,500,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[ X ]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Issue Date:	January 22, 2008
Stated Maturity:	January 22, 2010

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[   ]  Fixed Rate Note: N/A
[X ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	Reuters LIBOR01 [ X ]

Interest Payment Dates:   Quarterly on the 22nd or next business day of January, April, July and October, via modified following business day convention, commencing April 22, 2008.

Interest Reset Dates:    Quarterly on the 22nd or next business day of January, April, July and October, via modified following business day convention, commencing April 22, 2008.

Index Maturity:  3-month LIBOR
Spread (+/-):   +50 BPS
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   Not Applicable
Optional Redemption:   Yes [   ]   No [X]